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                EXHIBIT 12.2 TO FORM S-3 REGISTRATION STATEMENT

                    HEALTHTRUST, INC. - THE HOSPITAL COMPANY

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES


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                                                                        SIX MONTHS         YEAR
                                                                          ENDED           ENDED
                                                                       FEBRUARY 28,     AUGUST 31,
                                                                           1994            1993
                                                                       ------------     ----------
Pro forma net income.................................................     $ 80.6          $127.7
Pro forma income tax charge..........................................       57.6            91.9
                                                                       ------------     ----------
Pro forma pre-tax income.............................................     $138.2          $219.6
                                                                       ------------     ----------
Pro Forma Fixed Charges:
  Interest (expensed or capitalized).................................     $ 75.1          $165.0
  Amortization of debt expense, discount or premium..................        1.6             3.5
  Estimated interest factor on operating lease payments..............       10.5            19.8
                                                                       ------------     ----------
          Total pro forma fixed charges..............................     $ 87.2          $188.3
                                                                       ------------     ----------
Pro Forma Earnings:
  Pre-tax income.....................................................     $138.2          $219.6
  Fixed charges......................................................       87.2           188.3
  Interest capitalized...............................................       (5.6)          (10.4)
  Amortization of interest capitalized...............................        1.2             2.2
                                                                       ------------     ----------
          Total pro forma earnings...................................     $221.0          $399.7
                                                                       ------------     ----------
Pro forma ratio of earnings to fixed charges.........................       2.5X            2.1X
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